Exhibit 99.1

Sealed Air Corporation

200 Riverfront Boulevard

Elmwood Park, NJ 07407

	Investor Contact: Lori Chaitman 201-703-4161	Media Contact: Ken Aurichio 201-703-4164

For release: November 7, 2014

SEALED AIR COMMENCES OFFER FOR 8.125% SENIOR NOTES DUE 2019 AND CONSENT SOLICITATION WITH

RESPECT TO 8.375% SENIOR NOTES DUE 2021

ELMWOOD PARK, N.J., Friday, November 7, 2014 – Sealed Air Corporation (“Sealed Air” or the “Company”) (NYSE: SEE) today announced that it has commenced a cash tender offer to purchase any and all of the outstanding $750 million in aggregate principal amount of 8.125% Senior Notes due 2019 of the Company, CUSIP No. 81211KAQ3 (the “2019 Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated the date hereof (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal and Consent (as the same may be amended or supplemented from time to time, the “Letter of Transmittal”). The tender offer is referred to herein as the “Offer.” The Offer to Purchase and Letter of Transmittal are referred to herein collectively as the “Offer Documents.”

Concurrently with the announcement of the commencement of the Offer, the Company announced that it is soliciting with respect to its outstanding 8.375% Senior Notes due 2021, CUSIP No. 81211KAR1 (the “2021 Notes”) consents of holders of the 2021 Notes (the “2021 Notes Consent Solicitation”) to approve a proposed amendment to the indenture with respect to the 2021 Notes, on the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated the date hereof (as it may be amended or supplemented from time to time, the “2021 Notes Consent Solicitation Statement”), and the related consent form (the “2021 Notes Consent Form”). The 2021 Notes Consent Solicitation Statement and 2021 Notes Consent Form are referred to herein collectively as the “2021 Notes Consent Documents.” The proposed amendment, if adopted, would provide the Company with additional flexibility to repurchase shares of its outstanding common stock, increase the rate of quarterly cash dividends per share, or both.

Tender Offer of 2019 Notes

The total consideration for each $1,000 principal amount of 2019 Notes purchased pursuant to the Offer will be $1,100.92. The total consideration for the 2019 Notes includes a payment of $10 per $1,000 principal amount of 2019 Notes for 2019 Notes tendered at or before the 2019 Notes Consent Payment Deadline (as defined below). Holders validly tendering 2019 Notes after the 2019 Notes Consent Payment Deadline but at or before the Expiration Time (as defined below) will be eligible to receive only the tender offer consideration of $1,090.92 per $1,000 principal amount of 2019 Notes. In addition, holders whose 2019 Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable payment date for the 2019 Notes. We expect the Early Payment Date (as defined in the Offer to Purchase) to occur on November 24, 2014.

In conjunction with the Offer, and on the terms and subject to the conditions set forth in the Offer Documents, the Company is soliciting (the “2019 Notes Consent Solicitation”) consents (“2019 Notes Consents”) of holders of the 2019 Notes to eliminate most of the restrictive covenants and certain events of default in the indenture with respect to the 2019 Notes.

The consent payment deadline is 5:00 p.m., New York City time, on November 21, 2014 (such time and date, as it may be extended, the “2019 Notes Consent Payment Deadline”), and the Offer will expire at 11:59 p.m., New York City time, on December 8, 2014 (such time and date, as it may be extended, the “Expiration Time”), in each case unless earlier terminated by the Company. The 2019 Notes tendered may be withdrawn and the related 2019 Notes Consents revoked at any time at or before 5:00 p.m., New York City time, on November 21, 2014, unless extended or earlier terminated, but not thereafter.

The Company’s obligation to accept for purchase and to pay for the 2019 Notes validly tendered and not withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, the Company’s receipt of consents of the holders of at least a majority in principal amount of the outstanding 2019 Notes to the proposed amendments with respect to the 2019 Notes and the Company’s receipt of aggregate proceeds (before initial purchasers’ discounts, fees and other offer expenses) of at least $750 million from an offering of new senior notes, on terms satisfactory to the Company. The complete terms and conditions of the Offer and the 2019 Notes Consent Solicitation are set forth in the Offer Documents, which are being sent to holders of the 2019 Notes. Holders of the 2019 Notes are urged to read the Offer Documents carefully.

J.P. Morgan Securities LLC has been engaged to act as the dealer manager and solicitation agent in connection with the Offer and the 2019 Notes Consent Solicitation. Any questions regarding the terms of the Offer and the 2019 Notes Consent Solicitation should be directed to J.P. Morgan Securities LLC at (800) 245-8812 (U.S. toll free) or (212) 270-1200 (collect).

Global Bondholder Services Corporation is serving as the depositary and information agent in connection with the Offer and the 2019 Notes Consent Solicitation. Any questions regarding procedures for tendering 2019 Notes and delivering 2019 Notes Consents or any request for additional copies of the Offer Documents should be directed to Global Bondholder Services Corporation by phone at (866) 924-2200 (U.S. toll-free) or (212) 430-3774 (banks and brokers) or in writing at 65 Broadway – Suite 404, New York, NY 10006.

The Offer and the 2019 Notes Consent Solicitation are being made solely by means of the Offer Documents. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the 2019 Notes or any other securities of the Company or any other person, nor shall there be any offer or sale of any 2019 Notes or other securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release also is not a solicitation of 2019 Notes Consents to the proposed amendments to the indenture and the 2019 Notes. No recommendation is made as to whether holders of the 2019 Notes should tender their 2019 Notes or give their 2019 Notes Consents.

Consent Solicitation with respect to 2021 Notes

Adoption of the proposed amendment with respect to the 2021 Notes requires the consent of holders of at least a majority in principal amount of the outstanding 2021 Notes. As of 5:00 p.m., New York City time, on November 6, 2014 (the “Record Time”), which the Company has fixed as the record time for determining the holders entitled to give consents, the aggregate principal amount of 2021 Notes issued and outstanding was $750,000,000. The 2021 Notes Consent Solicitation expires at 5:00 p.m., New York City time, on November 21, 2014, unless the Company extends it (the “Expiration Date”).

Assuming satisfaction or waiver of all of the conditions to the 2021 Notes Consent Solicitation, acceptance by the Company of the consents and effectiveness of the supplemental indenture with respect to the 2021 Notes, the Company will pay the consent fee of $10 per $1,000 principal amount of 2021 Notes held by a holder with respect to which a valid consent has been delivered and not validly revoked prior to the Expiration Date. The consent fee will be payable only to holders of the 2021 Notes as of the Record Time who validly deliver consents and do not validly revoke such consents prior to the Expiration Date. No consent fee will be payable with respect to consents received after the Expiration Date.

The 2021 Notes Consents that have been validly delivered may be validly revoked at any time prior to the earlier of (x) the time that the supplemental indenture setting forth the proposed amendment to the indenture with respect to the 2021 Notes becomes effective and (y) the Expiration Date, but not thereafter. If the required consents to the proposed amendment are received and the supplemental indenture becomes effective and operative, the amendment will be binding on all holders of the 2021 Notes, including holders that do not deliver a valid and unrevoked consent.

This press release is not a solicitation of consents with respect to the 2021 Notes. The 2021 Notes Consent Solicitation is being made solely by the 2021 Notes Consent Solicitation Statement and the related consent form, which set forth the complete terms of the 2021 Notes Consent Solicitation.

For a complete statement of the terms and conditions of the 2021 Notes Consent Solicitation and the proposed amendment to the indenture with respect to the 2021 Notes, holders of the 2021 Notes should refer to the 2021 Notes Consent Documents, which are being sent to all holders of the 2021 Notes as of the Record Time.

J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are serving as the solicitation agents in connection with the 2021 Notes Consent Solicitation. Questions concerning the terms of the 2021 Notes Consent Solicitation should be directed to J.P. Morgan Securities LLC by calling (800) 245-8812 (U.S. toll-free) or (212) 270-1200 (collect) and Morgan Stanley & Co. LLC at (800) 624-1808 (U.S. toll free) or (212) 761-1057 (collect).

Global Bondholder Services Corporation is serving as the information and tabulation agent in connection with the 2021 Notes Consent Solicitation. Requests for assistance in completing and delivering a 2021 Notes Consent Form or requests for additional copies of the 2021 Notes Consent Solicitation Statement and the related 2021 Notes Consent Form should be directed to Global Bondholder Services Corporation, by calling (866) 924-2200 (U.S. toll-free) or (212) 430 3774 (banks and brokers) or in writing at 65 Broadway – Suite 404, New York, NY 10006.

The 2021 Notes Consent Solicitation is not being made to, and a 2021 Notes Consent Form will not be accepted from or on behalf of, a holder in any jurisdiction in which the making of the 2021 Notes Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the 2021 Notes Consent Solicitation to be made by a licensed broker or dealer, the 2021 Notes Consent Solicitation will be deemed to be made on behalf of the Company by J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or one or more registered brokers or dealers that are appropriately licensed under the laws of such jurisdiction.

Business

Sealed Air creates a world that feels, tastes and works better. In 2013, Sealed Air generated revenue of approximately $7.7 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, ensures a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 25,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. These statements include comments as to future events that may affect Sealed Air, which are based upon management’s current expectations and are subject to uncertainties, many of which are outside Sealed Air’s control. Forward-looking statements can be identified by such words as “anticipates,” “expects,” “believes,” “plan,” “could,” “estimate,” “will” and similar expressions. A variety of factors may cause actual results to differ materially from these expectations, including economic conditions affecting packaging utilization, changes in raw material costs, currency translation effects, and legal proceedings. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as may be revised and updated from time to time by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. These reports are available on the Securities and Exchange Commission’s website at www.sec.gov or our Investor Relations home page at http://ir.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release. Sealed Air does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

4